Exhibit (14)(a)

Consent of Independent Registered Public Accounting Firm

Priority Income Fund, Inc.
New York, New York

We hereby consent to the use, in this registration statement on Form N-14 for Priority Income Fund, Inc. (the “Registration Statement”), of our report dated August 29, 2018 relating to the June 30, 2018 financial statements of Priority Income Fund, Inc. (the “Fund”), which is contained in such Registration Statement filed on December 27, 2018.

We also consent to the reference to our firm under the captions “Financial Highlights”, “Senior Securities”, and “Independent Registered Public Accounting Firm” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York
December 27, 2018